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                         RESOURCE ASSET INVESTMENT TRUST


                                       and


                             -----------------------


                                as Warrant Agent


                             -----------------------


                                WARRANT AGREEMENT

                        Dated as of ______________, 1997








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


                                TABLE OF CONTENTS

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
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                                                                                                        ----

PARTIES   .................................................................................................1

RECITALS              1

ARTICLE I  ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF WARRANT CERTIFICATES............................2
         1.01.  Form of Warrant Certificates...............................................................2
         1.02.  Execution of Warrant Certificates..........................................................2
         1.03.  Issuance, Delivery and Registration of Warrant Certificates................................3
         1.04.  Exercise of and Adjustments to the Optional Warrants.......................................3
         1.05.  Transfer and Exchange of Warrant Certificates..............................................4

ARTICLE II  COMMON SHARES ISSUABLE, EXERCISE PRICE, EXPIRATION DATE AND EXERCISE OF WARRANTS...............4
         2.01.  Warrant Shares Issuable; Exercise Price; Expiration Date...................................4
         2.02.  Exercise of Warrants.......................................................................5
         2.03.  No Fractional Shares to Be Issued..........................................................7
         2.04.  Cancellation of Warrants...................................................................7

ARTICLE III  ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.; RESERVATION OF COMMON SHARES;
                      PAYMENT OF TAXES.....................................................................7
         3.01.  Adjustment of Exercise Price and Number of Warrant Shares..................................7
         3.02.  Exercise Price Adjustment Formula..........................................................8
         3.03.  Constructive Issuance of Shares............................................................8
         3.04.  Stock Dividends...........................................................................11
         3.05.  Extraordinary Dividends and Distributions.................................................11
         3.06.  Stock Splits and Reverse Stock Splits.....................................................12
         3.07.  Reorganizations and Asset Sales...........................................................12
         3.08.  Covenant to Reserve Shares for Issuance on Exercise.......................................13
         3.09.  Warrant Agent Not Responsible for Validity of Shares......................................13
         3.10.  Statements on Warrants....................................................................14
         3.11.  Notice of Change in Securities Issuable, etc..............................................14
         3.12.  References to Common Shares...............................................................14


                                       i

ARTICLE IV  OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS....................................15
         4.01.  No Rights as Shareholders.................................................................15
         4.02.  Mutilated or Missing Warrant Certificates.................................................15
         4.03.  Liquidation, Merger, etc.; Notice to Warrantholders.......................................16

ARTICLE V  CONCERNING THE WARRANT AGENT...................................................................17
         5.01.  Change of Warrant Agent...................................................................17
         5.02.  Compensation; Further Assurances..........................................................19
         5.03.  Reliance on Counsel.......................................................................19
         5.04.  Proof of Actions Taken....................................................................19
         5.05.  Correctness of Statements.................................................................20
         5.06.  Validity of Agreement.....................................................................20
         5.07.  Use of Agents.............................................................................20
         5.08.  Liability of Warrant Agent................................................................20
         5.09.  Legal Proceedings.........................................................................21
         5.10.  Other Transactions in Shares of the Company...............................................21
         5.11.  Actions as Agent..........................................................................21
         5.12.  Appointment and Acceptance of Agency......................................................21

ARTICLE VI  MISCELLANEOUS.................................................................................22
         6.01.  Reservation of Shares.....................................................................22
         6.02.  Registration of Warrant Shares............................................................22
         6.03.  Enforcement of Warrant Rights.............................................................23
         6.04.  Negotiability and Ownership...............................................................24
         6.05.  Warrant Legend............................................................................24
         6.06.  Supplements and Amendments................................................................25
         6.07.  Covenant as to Status as a Real Estate Investment Trust...................................26
         6.08.  Successors and Assigns....................................................................26
         6.09.  Notices 26
         6.10.  Applicable Law............................................................................27
         6.11.  Benefits of this Agreement................................................................27
         6.12.  Registered Warrantholders.................................................................27
         6.13.  Inspection of Agreement...................................................................28
         6.14.  Headings    28
         6.15.  Counterparts..............................................................................28


SIGNATURE AND SEALS......................................................................................26

EXHIBIT A. FORM OF FIRM WARRANT CERTIFICATE.............................................................A-1

EXHIBIT B. FORM OF OPTIONAL WARRANT CERTIFICATE.........................................................B-1

                                WARRANT AGREEMENT

                  This Agreement is made as of _______________, 1997 between Resource Asset Investment Trust, a Maryland real estate investment trust, (the "Company"), and ______________________ (the "Warrant Agent").

                                    RECITALS

                  A. The Company proposes to sell, pursuant to an Underwriting Agreement dated _____________, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc. ("FBR")(the "Underwriting Agreement"), 10,000,000 shares (the "Initial Shares") of beneficial interest, par value $.01 per share, of the Company (the "Common Shares"), to certain underwriters, for which FBR is acting as representative (the "Underwriters") and up to 1,500,000 shares (the "Option Shares") of Common Shares, to cover over-allotments, if any.

                  B. The Company deems it advisable, in consideration for the services rendered to the Company by FBR in connection with the offering of the Common Shares, to issue to FBR warrants (the "Firm Warrants") entitling the holders thereof to purchase an aggregate of 500,000 Common Shares. The Company also deems it advisable, for the same consideration, to issue to FBR certain additional warrants (the "Optional Warrants") entitling the holders thereof to purchase an aggregate of 75,000 Common Shares, subject to certain adjustments as provided for in Section 1.04. (The Firm Warrants and the Optional Warrants shall together be referred to as the "Warrants".) The Common Shares issued upon exercise of the Warrants are referred to as the "Warrant Shares".

                  C. The Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof.

                  D. The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act in connection with the issuance, exchange, transfer, substitution and exercise of Warrants;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                 ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF
                              WARRANT CERTIFICATES

                  SECTION 1.01. Form of Warrant Certificates. The Warrants shall be evidenced by certificates in temporary or definitive fully registered form (the "Warrant Certificates") substantially in the form of Exhibit A in the case of the Firm Warrants or, in the case of the Optional Warrants, in the form of Exhibit B, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as consistently herewith may be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase the number of Common Shares stated therein, adjusted as provided for in Article III, upon payment of the Exercise Price (as defined in Section 2.01).

                  SECTION 1.02. Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or a Vice President and the Secretary or Assistant Secretary of the Company, shall have the Company's seal or a facsimile thereof affixed or imprinted thereon and shall be attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. In case any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Warrant Certificates shall be countersigned manually by the Warrant Agent (or successor Warrant Agent) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned by the Warrant Agent(or successor Warrant Agent), however, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  SECTION 1.01. Issuance, Delivery and Registration of Warrant Certificates. Upon receipt of written instructions from the Company, the Warrant Agent shall issue and deliver, at the closing of the sale of the Initial Shares to the Underwriters as provided in the Underwriting Agreement, to FBR or its designees: (a) a Warrant Certificate representing the Firm Warrants, in substantially the form of Exhibit A, and (b) a Warrant Certificate representing the Optional Warrants, substantially in the form of Exhibit B. Additionally, the Warrant Agent shall countersign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided. The Warrant Agent shall maintain books for the registration of transfer and registration of Warrant Certificates (the "Warrant Register").

                  SECTION 1.02. Exercise of and Adjustments to the Optional Warrants. The Optional Warrants shall not be exercisable in whole or in part until the Expiration Date, which shall be the day thirty days following the date of the Underwriting Agreement between the Company and FBR. The number of Common Shares which a holder of the Optional Warrants is entitled to receive upon the exercise of the Optional Warrants is subject to certain adjustments. In the event that FBR fails to exercise its right to purchase the total maximum number of Option Shares provided for in the Underwriting Agreement, then the Optional Warrants shall cease to be exercisable with respect to that number of Common Shares equal to (i) 1,500,000, minus (ii) the total number of Option Shares purchased by and delivered to FBR, multiplied by (iii) 0.05. In the event that FBR does not purchase any Option Shares within thirty days following the date hereof, the Optional Warrants will expire in their entirety. The Warrant Agent may not deliver Warrant Shares unless and until the Warrant Agent receives written notice signed by both the Company and FBR which sets out the number of Common Shares which the holder of the Optional Warrants will be entitled to receive upon exercise of the Optional Warrants, after making the adjustments described in this Section 1.04.

                  Section 1.03. Transfer and Exchange of Warrant Certificates. The Warrant Agent, from time to time, shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Warrant Agent, duly executed by the Warrantholder or the Warrantholders' attorney duly authorized in writing, and evidence, satisfactory to the Warrant Agent, of compliance with the provisions of Section 6.04. Upon any such registration of transfer, a new Warrant Certificate shall be countersigned by the Warrant Agent and issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed, at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent), with written instructions, for other Warrant Certificates countersigned by the Warrant Agent entitling the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase in the aggregate a like number of Common Shares as the Warrant Certificate so surrendered. In the case of a Warrant Certificate representing Optional Warrants, if such Warrant Certificate is exchanged for a new certificate prior to the Expiration Date, the newly issued Warrant Certificate shall also represent Optional Warrants. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

                                   ARTICLE II

           COMMON SHARES ISSUABLE, EXERCISE PRICE, EXPIRATION DATE AND
                              EXERCISE OF WARRANTS

                  SECTION 2.01. Warrant Shares Issuable; Exercise Price; Expiration Date. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company at any time from the first anniversary of the effective date (the "Effective Date") of the registration statement filed on Form S-11 under the Securities Act of 1933, as amended (the "Securities Act") (or, in the case of the Optional Warrants, at any time from the Expiration Date) to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) the number of Common Shares stated therein, adjusted as provided in Article III, upon payment of $_________ per share (which price is equal to the initial public offering price), adjusted as provided in Article III. Such price, as in effect from time to time as provided in Article III, is referred to as the "Exercise Price". Each Common Share issuable upon exercise of a Warrant is referred to as a "Warrant Share". Each Warrant not exercised during the period set forth above shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, at the end of such period. For purposes of this Agreement, the term "Business Day" means any day of the week other than a Saturday, Sunday or a day which in The City of New York or in the city in which the principal office of the Warrant Agent is located shall be a legal holiday or a day on which banking institutions are authorized or required by law to close.

                  SECTION 2.02. Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent), with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and signed, and by paying in full to the Warrant Agent for the account of the Company (i) in cash, or (ii) by certified or official bank check, or (iii) by any combination of the foregoing, the Exercise Price for each Warrant Share as to which Warrants are exercised and any applicable taxes, other than taxes that the Company is required to pay hereunder. A Warrantholder may exercise such holder's Warrant for the full number of Warrant Shares issuable upon exercise thereof or any lesser number of whole Warrants Shares.

                  (b).As soon as practicable after the exercise of any Warrants and payment by the Warrantholder of the full Exercise Price for the Warrant Shares as to which such Warrants are then being exercised, the Warrant Agent shall requisition from the transfer agent of the Common Shares and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full Warrant Shares to which such Warrantholder is entitled, registered in the name of such Warrantholder or as such Warrantholder shall direct. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in Section 2.03, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Warrant Agent on behalf of the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of Common Shares as to which such Warrant shall not have been exercised. The Warrant Agent on behalf of the Company will cancel all Warrants so surrendered.

                  (c).Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant Certificate was surrendered to the Warrant Agent and payment of the Exercise Price and any applicable taxes was made to the Warrant Agent for the account of the Company, irrespective of the date of delivery of such certificate for Warrant Shares.

                  (d).All Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company will not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company's satisfaction that the tax has been paid or that no tax is due.

                  (e). Promptly after the Warrant Agent shall have taken the action required in Section 2.02(b) or at such later time as may be mutually agreeable to the Company and the Warrant Agent, the Warrant Agent shall account to the Company with respect to any Warrants exercised and shall pay to the Company the amount of money received by it upon the exercise of Warrants.

                  SECTION 2.03. No Fractional Shares to Be Issued. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest, as reasonably determined by the Board of Trustees of the Company.

                  SECTION 2.04. Cancellation of Warrants. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. On request of the Company, the Warrant Agent shall destroy canceled Warrant Certificates held by it and shall deliver its certificates of destruction to the Company, subject to record retention requirements applicable to the Warrant Agent pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). If the Company shall acquire any of the Warrants, such acquisition shall not operate as a redemption or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Warrant Agent for cancellation.

                                   ARTICLE III

            ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.;
                 RESERVATION OF COMMON SHARES; PAYMENT OF TAXES

                  SECTION 3.01. Adjustment of Exercise Price and Number of Warrant Shares. (a) The Exercise Price shall be subject to adjustment from time to time as provided in this Article III. After each adjustment of the Exercise Price, each Warrantholder shall at any time thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (b). For purposes of making adjustments of the Exercise
Price pursuant to this Article III, the "Current Market Price" shall be determined as of the date of the issuance or sale giving rise to the adjustment and shall be equal to the last sale price with respect to Common Shares as reported on the Nasdaq Stock Market on such date. If there are no reported transactions on the Nasdaq Stock Market on such date, the "Current Market Price" shall be the average of the highest current independent bid and lowest current independent offer for the shares.

                  SECTION 3.02. Exercise Price Adjustment Formula. If the Company issues or sells any Common Shares for a price per share that is less than the Current Market Price in effect at the time of such issuance or sale, the Exercise Price immediately shall be adjusted by multiplying the Exercise Price by (a) an amount equal to the sum of (i) the number of Common Shares outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately prior to such issuance and sale multiplied by the Current Market Price at the time of such issuance or sale and (ii) the total consideration received and deemed (in accordance with the provisions of Section 3.03) to be received by the Company upon such issuance and sale and (b) dividing the result by an amount equal to (i) the sum of (A) the amount determined in (a) and (B) the product of the number of shares issued or sold multiplied by the Current Market Price, minus (ii) the consideration received.

                  SECTION 3.03. Constructive Issuance of Shares. (a) If the Company grants any rights, warrants or options (collectively referred to as "Options") to subscribe for or purchase any Common Shares or any securities (collectively referred to as "Convertible Securities") convertible into or exchangeable for Common Shares, whether or not any such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total consideration received or receivable by the Company for the granting of such Options, plus any additional consideration payable to the Company upon the exercise of such Options, plus in the case of any such Options which relate to Convertible Securities, any additional consideration payable to the Company upon the conversion or exchange thereof by
(ii) the maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities) shall be less than the Current Market Price in effect as of the time of granting such Options, the maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of all Convertible Securities issuable upon the exercise of such Options shall be deemed, upon the granting of such Options, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of Common Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (b). If the Company issues or sells any Convertible
Securities (other than securities referred to in Section 3.03(a)), whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share for which the Common Shares are issuable upon such conversion or exchange (determined by dividing (i) the total consideration received or receivable by the Company for the issue or sale of such Convertible Securities, plus any additional consideration payable to the Company upon the conversion or exchange of such Convertible Securities by (ii) the maximum number of Common Shares issuable upon the conversion or exchange of such Convertible Securities) shall be less than the Current Market Price in effect as of the time of such issue or sale, the maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed, upon the issue or sale of such Convertible Securities, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of Common Shares upon conversion or exchange of any such Convertible Securities.

                  (c)......If the exercise price provided for in any Option
referred to in Section 3.03(a), or the rate at which any Convertible Security referred to in Section 3.03(a) or 3.03(b) is convertible into or exchangeable for Common Shares, shall change or a different exercise price or rate shall become effective at any time or from time to time, the Exercise Price immediately shall be adjusted to the Exercise Price that would have obtained had the adjustments made and required to be made under this Section 3.03 upon the issuance or sale of such Options or such Convertible Securities been made upon the basis of (i) the issuance of the number of Common Shares theretofore delivered upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and the total consideration received therefor,
(ii) the issuance of all Common Shares and all other Options or Convertible Securities and the total consideration received therefor and (iii) the original issuance at the time of such change of exercise price or rate of any such Options or Convertible Securities then outstanding and the total consideration received therefor. On the expiration of any such Option or the termination of any such right to convert or exchange any such Convertible Securities, the Exercise Price immediately shall be adjusted to the Exercise Price that would have obtained (iv) had the adjustments made upon the issuance of such Options or such Convertible Securities been made upon the issuance of only the number of Common Shares actually delivered and the total consideration received therefor upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and (v) had adjustments been made on the basis of the Exercise Price as adjusted under clause (iv) of this Section 3.03(c) for all issues or sales of Common Shares, Options or Convertible Securities made after the issuance of such Options or Convertible Securities. If the exercise price provided for in any Option referred to in Section 3.03(a), or the rate at which any Convertible Security referred to in Section 3.03(a) or 3.03(b) is convertible or exchangeable for Common Shares, shall decrease at any time pursuant to applicable provisions thereof designed to protect against dilution, the Exercise Price immediately shall be decreased in the case of delivery of Common Shares upon the exercise of any such Option or upon the conversion or exchange of any such Convertible Securities, to the Exercise Price that would have obtained had the adjustments made upon the issue or sale of such Option or such Convertible Security been made upon the basis of the issuance of the Common Shares so delivered and the total consideration received therefor.

                  (d). If any Common Shares or any Convertible Securities or any Option shall be issued or sold for cash, the consideration received by the Company shall be deemed to be the amount payable to the Company therefor without deduction of any expense incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any Common Shares or any Convertible Securities or any Option shall be issued or sold for a consideration other than cash, the consideration received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Trustees of the Company without deduction of any expense incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any Common Shares or any Convertible Securities or any Option shall be issued in connection with a merger of another corporation into the Company, the consideration received by the Company shall be deemed to be the fair value as determined by the Board of Trustees of the Company of such portion of the assets of such merged corporation as the Board of Trustees shall reasonably determine to be attributable to such Common Shares or such Option or Convertible Securities, as the case may be.

                  SECTION 3.04. Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in Common Shares, the Exercise Price shall be reduced to the quotient obtained by dividing (i) the number of Common Shares outstanding and deemed (in accordance with the provisions of Section 3.03(c)) to be outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of Common Shares outstanding and deemed (in accordance with the provisions of Section 3.03(c)) to be outstanding immediately after such declaration. All Common Shares and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

                  SECTION 3.05. Extraordinary Dividends and Distributions. If the Company shall declare a dividend or any other distribution upon the Common Shares payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in Common Shares or Convertible Securities, the Exercise Price shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per Common Share or, in the case of any other dividend or other distribution, to the fair value thereof per Common Share at the time such dividend or other distribution was declared, as reasonably determined by the Board of Trustees of the Company. A dividend or distribution other than in cash shall be considered payable out of current earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as reasonably determined by the Board of Trustees of the Company.

                  SECTION 3.06. Stock Splits and Reverse Stock Splits. If the Company shall subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding Common Shares into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.

                  SECTION 3.07. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the Common Shares shall be entitled to receive securities or assets with respect to or in exchange for Common Shares, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each Warrantholder shall have the right to receive, upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding Common Shares equal to the number of Warrant Shares otherwise receivable had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of such Warrantholder so that the provisions of this Agreement shall be applicable with respect to any securities or assets thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive.

                  SECTION 3.08. Covenant to Reserve Shares for Issuance on Exercise. (a) The Company will cause an appropriate number of Common Shares to be duly and validly authorized and reserved and will keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of Common Shares, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all Common Shares that shall be so issuable shall be duly and validly issued and, upon payment of the Exercise Price, fully paid and non-assessable.

                  (b). The Company hereby authorizes and directs its current and future transfer agents for the Common Shares at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents' share certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be reserved in respect of such Warrants.

                  SECTION 3.09. Warrant Agent Not Responsible for Validity of Shares. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any securities or property that at any time may be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article III, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Shares or share certificates or other securities or property upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to Article III, or to comply with any of the covenants of the Company contained in this Article III.

                  SECTION 3.10. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of Common Shares as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                  SECTION 3.11. Notice of Change in Securities Issuable, etc. Whenever the securities issuable or deliverable in exchange for Warrants are changed pursuant to this Article III, the Company promptly shall file with the Warrant Agent a certificate executed by its chief financial officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares or other securities issuable or deliverable in exchange for, each Warrant as so changed. The Company also shall mail such a notice to each Warrantholder. Failure to file such statement or to publish such notice, or any defect in such statement or notice, shall not affect the legality or validity of any such change.

                  SECTION 3.12. References to Common Shares. Unless the context otherwise indicates, all references to Common Shares in this Agreement and in the Warrant Certificates, in the event of a change under this Article III, shall be deemed to refer also to any other securities issuable or deliverable in exchange for Warrants pursuant to such change.

                                   ARTICLE IV

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

                  SECTION 4.01. No Rights as Shareholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on any Warrantholder any rights whatsoever as a shareholder of the Company, including the right to vote at, or to receive notice of, any meeting of shareholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by such holder's Warrant or Warrant Certificate.

                  SECTION 4.02. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company in its discretion may issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company and the Warrant Agent (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company and the Warrant Agent in each instance protecting the Company and the Warrant Agent, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Common Shares as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate at any time shall be enforceable by anyone. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

                  SECTION 4.03. Liquidation, Merger, etc.; Notice to Warrantholders. If:

                  (a). the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                  (b). the Company shall authorize the distribution to all holders of Common Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in Common Shares); or

                  (c). there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of Common Shares is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

                  (d). there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Warrantholder, by first-class mail, postage prepaid, a written notice stating
(i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined or
(ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be filed and mailed in the case of a notice pursuant to (i) above, at least ten calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above, at least 20 calendar days before the earlier of the dates specified. From the time notice is required to be given pursuant to this Section 4.03, the holders of Warrants shall be entitled to exercise such Warrants regardless of the provisions of Section 2.01.

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

                  SECTION 5.01. Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days' notice in writing to the Company, except that such shorter notice may be given as the Company, in writing, shall accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any holder of Warrants (who, with such notice, shall submit such holder's Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent.

                  (b). The Warrant Agent may be removed by the Company at any time upon 30 days' written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor Warrant Agent meeting the requirements hereof shall have been appointed.

                  (c). Any successor Warrant Agent, whether appointed by the Company or by a court of competent jurisdiction, shall be a corporation or association (including the Company) organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and confirm to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor Warrant Agent of the duties and responsibilities hereunder, the predecessor Warrant Agent shall deliver and transfer, at the expense of the Company, to the successor Warrant Agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor Warrant Agent, the Warrantholders and each transfer agent for the Common Shares. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.

                  (d). Any corporation or association into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  (e). In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  SECTION 5.02. Compensation; Further Assurances. The Company agrees (i) that it will pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith; and (ii) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as reasonably may be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

                  SECTION 5.03. Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

                  SECTION 5.04. Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on the part of the Warrant Agent, may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Warrant Agent; and such Officers' Certificate, in the absence of bad faith on the part of the Warrant Agent, shall be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate; but in its discretion the Warrant Agent in lieu thereof may accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

                  SECTION 5.05. Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereon) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

                  SECTION 5.06. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrants or as to whether any Common Shares, when issued, will be validly issued and fully paid and nonassessable.

                  SECTION 5.07. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

                  SECTION 5.08. Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct or bad faith.

                  SECTION 5.09. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

                  SECTION 5.10. Other Transactions in Shares of the Company. The Warrant Agent in its individual or any other capacity may become the owner of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 5.11. Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in good faith in connection with this Agreement except for its own negligence or willful misconduct or bad faith.

                  SECTION 5.12. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. Reservation of Shares. The Company at all times shall reserve and keep available such number of shares of its authorized but unissued Common Shares as from time to time shall be sufficient to permit the exercise of all outstanding Warrants. If at any time the number of authorized but unissued Common Shares shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. Prior to the issuance of any Warrant Shares, the Company shall secure the listing of such Warrant Shares upon any securities exchange upon which Common Shares are then listed, if any.

                  SECTION 6.02. Registration of Warrant Shares. (a) The Company shall cause the Warrant Shares to be registered under the Securities Act on the date that they are issuable to FBR pursuant to the Underwriting Agreement and will use its best efforts to keep such registration effective through the close of business on the fifth anniversary of the Effective Date.

                  (b). If, at any time prior to the close of business on the fifth anniversary of the Effective Date, there is no registration statement in effect for the Warrant Shares, the Company, upon the written request of holders of Warrants and of Warrant Shares representing an aggregate of 50% or more of the Warrant Shares, will file with the Securities and Exchange Commission under the Securities Act, such registration statements and amendments thereto and such other filings as may be required to permit the public offering and sale of such Warrant Shares in compliance with the Securities Act. The Company shall be required to register Warrant Shares only once pursuant to this Section 6.02(b).

                  (c). The Company will permit any Warrant Shares to be included, at the request of the holders of such Warrant Shares, in any registration of securities of the Company (other than Common Shares for an employees' option or stock purchase plan) under a registration statement filed by the Company under the Securities Act at any time prior to the close of business on the seventh anniversary of the Effective Date. The Company shall provide written notice to the record holders of all Warrants and Warrant Shares at least 30 days prior to the filing of any such registration statement sent by registered mail to the address of record of each such holder.

                  (d). Each such holder shall pay the underwriting discount attributable to such holder's Warrant Shares, any transfer tax payable with respect thereto and the fees and expenses of such holder's counsel. All other expenses of registration under Section 6.02(a), Section 6.02(b) or Section 6.02(c) shall be borne by the Company.

                  (e). The Company will agree to indemnify the holders of Warrant Shares that are included in a registration statement or amendments to existing registration statements pursuant to this Section 6.02 substantially to the same extent as the Company has agreed to indemnify the Underwriters in the Underwriting Agreement and such holders will agree to indemnify the Company and any underwriter with respect to information furnished by them in writing to the Company for inclusion therein substantially to the same extent as the Underwriters have indemnified the Company in the Underwriting Agreement.

                  (f). If the offering pursuant to any registration statement provided for herein is made through underwriters, the Company will enter into an underwriting agreement in customary form and indemnify, in customary form, such underwriters and each person who controls any such underwriter within the meaning of the Securities Act. Such underwriting agreement shall contain provisions for the indemnification of the Company in customary form, provided that the aggregate amount that may be recovered from any such underwriter pursuant to such provisions may be limited to the total price at which the Warrant Shares purchased by any such underwriter under such underwriting agreement were offered to the public.

                  SECTION 6.03. Enforcement of Warrant Rights. All rights of action are vested in the respective Warrantholders. Any holder of any Warrant, in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company or the Warrant Agent suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant Certificate and in this Agreement.

                  SECTION 6.04. Negotiability and Ownership. The Warrants issued hereunder shall not, for a period of one year following the Effective Date, be sold, transferred, assigned, pledged or hypothecated by the holders thereof except (a) to persons who are officers of FBR or (b) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and, in any case, only in compliance with the Securities Act and Rule 2710 of the National Association of Securities Dealers, Inc. Manual, or any successor rule. For the purposes of this Section 6.04, the term "officers" shall refer to those persons who are officers of FBR or who become officers of FBR at any time before the expiration of the Warrants regardless of whether such persons are officers of FBR at the time they sell, transfer, assign or hypothecate a Warrant. Any attempt to sell, transfer, assign or hypothecate in contravention of this Section shall be null and void.

                  SECTION 6.05. Warrant Legend. (a) Each Warrant shall contain a legend in substantially the following form:

                           "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED ______________, 1997, BETWEEN RESOURCE ASSET INVESTMENT TRUST AND ____________ ____________________. ANY ATTEMPT TO
         TRANSFER THIS WARRANT OR ANY COMMON SHARE ISSUED UPON EXERCISE OF THIS WARRANT, PRIOR TO ______________, 1998, TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR AN APPLICABLE EXEMPTION UNDER THE ACT. THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

                  (b). Each certificate representing Warrant Shares, unless registered pursuant to Section 6.02, shall contain a legend substantially in the following form:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED ________________, 1997, BETWEEN RESOURCE ASSET INVESTMENT TRUST AND _________________________________. ANY ATTEMPT TO TRANSFER THE SHARES
         REPRESENTED BY THIS CERTIFICATE, PRIOR TO _______________, 1998, TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE."

                  SECTION 6.06. Supplements and Amendments. (a) Notwithstanding the provisions of Section 6.06(b), the Warrant Agent, without the consent or concurrence of the registered holders of the Warrants, may enter into one or more supplemental agreements or amendments with the Company for the purpose of evidencing the rights of Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.07, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interests of the holders of the Warrants or be inconsistent with this Agreement or any supplemental agreement or amendment.

                  (b). With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent at any time and from time to time by supplemental agreement or amendment may add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Warrantholders and of the Company; provided, however, that no such supplemental agreement or amendment, without the consent of the registered holder of each outstanding Warrant affected thereby, shall:

                  (1) alter the provisions of this Agreement so as to affect adversely the terms upon which the Warrants are exercisable; or

                  (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

                  SECTION 6.07. Covenant as to Status as a Real Estate Investment Trust. The Company shall use its best efforts, until the fifth anniversary of the Expiration Date, to maintain its status as a "real estate investment trust" within the meaning of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a real estate investment trust with the approval of the board of trustees and a vote of shareholders as required by the Company's Amended and Restated Declaration of Trust.

                  SECTION 6.08. Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 6.09. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mall first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           Resource Asset Investment Trust
                           1521 Locust Street, Sixth Floor
                           Philadelphia, Pennsylvania  19102
                           Attention: Mr. Jay J. Eisner

                  Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:







                           Attention: __________________


                  Any notice or demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

                  SECTION 6.10. Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrant Certificate shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

                  SECTION 6.11. Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

                  SECTION 6.12. Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms "Warrantholder" and "holder of any Warrants" and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

                  SECTION 6.13. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any Warrantholder at the principal office of the Warrant Agent(or successor Warrant Agent). The Warrant Agent may require any such Warrantholder to submit his Warrant Certificate for inspection by it before allowing such Warrantholder to inspect a copy of this Agreement.

                  SECTION 6.14. Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

                  SECTION 6.15. Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective seals as of the day and year first above written.


                                     RESOURCE ASSET INVESTMENT TRUST

[CORPORATE SEAL]


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

Attest:
Name:
Title:

                                                             , as Warrant Agent
                                     -------------------------


[CORPORATE SEAL]


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

Attest:
Name:
Title:

                                                                       EXHIBIT A

                                    Exhibit A

                       [FORM OF FIRM WARRANT CERTIFICATE]

NO.                                                                     Warrants
    -----------                                              ----------

                                    WARRANTS

                          TO PURCHASE COMMON SHARES OF

                         RESOURCE ASSET INVESTMENT TRUST

                  Resource Asset Investment Trust, a Maryland real estate investment trust (the "Company"), for value received, hereby certifies that

                  ----------------------------------------

                  or registered assigns, is the owner of the number of Firm Warrants, set forth above, each of which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to (the "Warrant Agreement"), to purchase from the Company at any time or from time to time, from the first anniversary of the date of original issuance of the Firm Warrants to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business
Day) (the "Exercise Period"), the number of common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") described in the Warrant Agreement (each Common Share issuable upon exercise of a Firm Warrant is referred to as a "Warrant Share"). Subject to the terms and conditions of the Warrant Agreement, the exercise price per Firm Warrant represented by this Warrant Certificate shall be $_____ per share, adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Firm Warrant exercised at the time of purchase. The term "Underwriting Agreement" as used herein refers to the Underwriting Agreement dated ____________, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc. The term "Exercise Price" as used herein refers to the foregoing price per share in effect at any time.

                  This Firm Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Firm Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period.

                  Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the office or agency maintained for such purpose in The City of New York or the principal office of [Name of Warrant Agent], Warrant Agent (or any successor Warrant Agent), with the form of Election to Exercise on the reverse hereof duly completed and signed, and upon payment in full to the Warrant Agent for the account of the Company of the Exercise Price (i) in cash or (ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________, 1997 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant Agreement and of the Underwriting Agreement are available for inspection by the registered holder at the principal office of the Warrant Agent (or successor Warrant Agent).

                  The Company shall not be required upon the exercise of the Firm Warrants represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Warrant Agent on behalf of the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of Common Shares as to which such Firm Warrant shall not have been exercised.

                  This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) for new Warrant Certificates representing the same aggregate number of Firm Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this warrant Certificate and (ii) upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Firm Warrants, will be issued to the transferee. Every holder of Firm Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Firm Warrants or his transferee any rights whatsoever as a shareholder of the Company.

                  This Warrant Certificate shall not be valid unless countersigned manually by the Warrant Agent.

                  The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated:

                                           RESOURCE ASSET INVESTMENT TRUST


(CORPORATE SEAL)                           By:
                                              ------------------------




                                           By:
                                              ------------------------

                                           ATTEST:


                                              -------------------------
COUNTERSIGNED:                                [NAME OF WARRANT AGENT], as
                                              Warrant Agent


                                           By:
                                              ------------------------
                                               Authorized Signature

                                    Exhibit B

                     [FORM OF OPTIONAL WARRANT CERTIFICATE]

NO.                                                                     Warrants
    -----------                                              ----------

                                    WARRANTS

                          TO PURCHASE COMMON SHARES OF

                         RESOURCE ASSET INVESTMENT TRUST

                  Resource Asset Investment Trust, a Maryland real estate investment trust (the "Company"), for value received, hereby certifies that

                  ----------------------------------------

                  or registered assigns, is the owner of the number of Optional Warrants, set forth above, each of which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to (the "Warrant Agreement"), to purchase from the Company at any time, or from time to time, from the first anniversary of the date of original issuance of ______ Warrants, as defined in the Warrant Agreement, to the close of business on the fifth anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the "Exercise Period"), the number of common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") described in the Warrant Agreement (each Common Share issuable upon exercise of an Optional Warrant is referred to as a "Warrant Share"), subject to certain adjustments. Subject to the terms and conditions of the Warrant Agreement, the exercise price per Optional Warrant represented by this Warrant Certificate shall be $_____ per share, adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Optional Warrant exercised at the time of purchase. The term "Underwriting Agreement" as used herein refers to the Underwriting Agreement dated ___________, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc. The term "Exercise Price" as used herein refers to the foregoing price per share in effect at any time.

                  Subject to the terms and conditions of the Warrant Agreement, the number of Common Shares which the holder of this Warrant Certificate is entitled to receive upon exercise of the Optional Warrants represented hereby is subject to certain adjustments, as follows: in the event that FBR fails to exercise its right to receive the total maximum number of Option Shares, then the Optional Warrants shall cease to be exercisable with respect to that number of Common Shares equal to (i) 1,500,000, minus (ii) the total number of Option Shares purchased by and delivered to FBR, multiplied by (iii) 0.05. In the event that FBR does not purchase any Option Shares within thirty days following the date hereof, the Optional Warrants will expire in their entirety. The Warrant Agent may not deliver Warrant Shares pursuant to this Optional Warrant unless and until the Warrant Agent receives written notice signed by both the Company, any and FBR which sets out the number of Common Shares which the holder of the Optional Warrants will be entitled to receive.

                  This Optional Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Optional Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period.

                  Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the office or agency maintained for such purpose in The City of New York or the principal office of [Name of Warrant Agent], Warrant Agent (or any successor Warrant Agent), with the form of Election to Exercise on the reverse hereof duly completed and signed, and upon payment in full to the Warrant Agent for the account of the Company of the Exercise Price (i) in cash or (ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________, 1997 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant Agreement and of the Underwriting Agreement are available for inspection by the registered holder at the principal office of the Warrant Agent (or successor Warrant Agent).

                  The Company shall not be required upon the exercise of the Optional Warrants represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Warrant Agent on behalf of the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of Common Shares as to which such Firm Warrant shall not have been exercised.

                  This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) for new Warrant Certificates representing the same aggregate number of Optional Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the office or agency maintained in The City of New York for such purpose or at the principal office of the Warrant Agent (or successor Warrant Agent) by the registered holder hereof in person or by his attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate and (ii) upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new warrant Certificates of different denominations, representing in the aggregate a like number of Optional Warrants, will be issued to the transferee. Every holder of Optional Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Optional Warrants or his transferee any rights whatsoever as a shareholder of the Company.

                  This Warrant Certificate shall not be valid unless countersigned manually by the Warrant Agent.

                  The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated:

                                           RESOURCE ASSET INVESTMENT TRUST


(CORPORATE SEAL)                           By:
                                              ------------------------




                                           By:
                                              ------------------------

                                           ATTEST:


                                              -------------------------
COUNTERSIGNED:                                [NAME OF WARRANT AGENT], as
                                              Warrant Agent


                                           By:
                                              ------------------------
                                               Authorized Signature

                              ELECTION TO EXERCISE

                    (To be executed upon exercise of Warrant)

TO RESOURCE ASSET INVESTMENT TRUST:

                  The Undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _________________ Common Shares, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check (or combination thereof) in the amount of $_________________________.

                  Please issue a certificate or certificates for such Common Shares in the name of:

PLEASE INSERT SOCIAL SECURITY OR             Name
OTHER IDENTIFYING NUMBER OF                       ------------------------------
ASSIGNEE


                                         Address
-----------------------------                    -------------------------------

                                        Signature
-----------------------------                    -------------------------------


                                                 -------------------------------
                                           Note: The above signature should
                                                 correspond exactly with the
                                                 name on the face of this
                                                 Warrant Certificate or with
                                                 the name of assignee appearing
                                                 in the assignment form below.



Dated:
       ------------------

                                   ASSIGNMENT

         (To be executed only upon assignment of Warrant Certificate)

For value received, _________________________ hereby sells, assigns and transfer unto ____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:
       ------------------



                                                  -----------------------------
                                            Note:  The above signature should
                                                   correspond exactly with the
                                                   name on the face of this
                                                   Warrant Certificate